SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                    PML, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                            93-1116123
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                 27120 SW 95th Avenue, Wilsonville, Oregon 97070
          (Address of Principal Executive Offices, including Zip Code)

                        PML, Inc. 1994 Stock Option Plan
                            (Full Title of the Plan)

                                DWT Oregon Corp.
                                   Suite 2300
                              1300 SW Fifth Avenue
                             Portland, Oregon 97201
                     (Name and Address of Agent for Service)

                                 (503) 241-2300
          (Telephone Number, Including Area Code, of Agent for Service)
                             ----------------------

                                    Copy to:
                               David C. Baca, Esq.
                            Davis Wright Tremaine LLP
                                   Suite 2300
                              1300 SW Fifth Avenue
                             Portland, Oregon 97201

                         CALCULATION OF REGISTRATION FEE
-------------------------- -------------------- -------------------- ---------------------- ----------------------
Title of Securities to     Amount to be         Proposed Maximum     Proposed Maximum       Amount of
be Registered              Registered           Offering Price Per   Aggregate Offering     Registration Fee
                                                Share(1)             Price
-------------------------- -------------------- -------------------- ---------------------- ----------------------
Common Stock                      875,000               $1.75               $875,000              $265.15
========================== ==================== ==================== ====================== ======================


         (1) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $1.75 based on the last sale quoted on NASDAQ on October 22, 1997.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*























----------
    * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The  registrant's  latest  annual  report,  filed  pursuant  to the
Exchange  Act  of  1934,   containing  audited  financial   statements  for  the
registrant's latest fiscal year;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above;

         (c) The registrant's description of securities contained in the registration statement on Form S-1, filed pursuant to the Securities Act of 1933.

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The registrant has authority under applicable provisions of the Oregon Business Corporation Act to indemnify its directors and officers to the extent provided under such Act. The registrant's Articles of Incorporation and Bylaws provide additional indemnification provisions for the benefit of the registrant's directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The  following  Exhibits  are  filed  as a part  of  this  Registration
Statement:

   Exhibit
   Number                                 Description
-------------  -----------------------------------------------------------------
    4.1*       Articles of Incorporation of the registrant, as amended

    4.2*       Bylaws of the registrant, as amended

    4.3*       PML, Inc. 1994 Stock Option Plan

    5.1 Opinion of Davis Wright Tremaine LLP as to the legality of securities being registered through this Registration Statement.

    23.1 Consent of Davis Wright Tremaine LLP, contained in opinion filed as Exhibit 5.1

    23.2       Consent of Price Waterhouse LLP

    24.1       Power of Attorney (see signature page)

    * The exhibits marked with a single asterisk ("*") are documents that have previously filed with the SEC and are incorporated by reference into this Registration Statement.


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes to do the following:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) Reflect in the prospectus facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                       (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

               (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on this 23rd day of October, 1997.


                                     PML, INC.
                                     (Registrant)


Date:   10/23/97                     By/s/ Kenneth Minton
     -----------------------           -----------------------------------------
                                     Its:  President and Chief Executive Officer

                                POWER OF ATTORNEY

         The officers and directors of PML, Inc., whose signatures appear below, hereby constitute and appoint Kenneth L. Minton and James N. Weider and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his or their substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                         Date

/s/ Kenneth L. Minton                                                   10/23/97
------------------------------                                         ---------
Kenneth L. Minton                   President and Chief
                                    Executive Officer
/s/ James N. Weider                                                     10/23/97
------------------------------                                         ---------
James N. Weider                     Vice President-Finance

/s/ James N. Weider                                                     10/23/97
------------------------------                                         ---------
James N. Weider                     Chief Financial Officer

/s/  Arthur R. Torland                                                  10/23/97
------------------------------                                         ---------
Arthur R. Torland                   Director

/s/ Kenneth L. Minton                                                   10/23/97
------------------------------                                         ---------
Kenneth L. Minton                   Director

/s/  Douglas C. Johnson                                                 10/23/97
------------------------------                                         ---------
Douglas C. Johnson                  Director

/s/  Craig S. Montgomery                                                10/23/97
------------------------------                                         ---------
Craig S. Montgomery                 Director

                                INDEX TO EXHIBITS


   Exhibit                                                         Sequentially
   Number                       Description                       Numbered Pages
   -------  ---------------------------------------------------   --------------
    4.1*   Articles of Incorporation of the registrant, as amended

    4.2*   Bylaws of the registrant, as amended

    4.3*   PML, Inc. 1994 Stock Option Plan

    5.1 Opinion of Davis Wright Tremaine LLP as to the legality of securities being registered through this Registration Statement.

   23.1 Consent of Davis Wright Tremaine LLP, contained in opinion filed as Exhibit 5.1

   23.2    Consent of Price Waterhouse LLP

   24.1    Power of Attorney (see signature page)





----------
    * The exhibits marked with a single asterisk ("*") are documents that have previously filed with the SEC and are incorporated by reference into this Registration Statement.